UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 28, 2016 (June 22, 2016)

THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Point House
3 Waterloo Lane
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Joint Venture and Investment Management Agreements

On June 22, 2016, Third Point Reinsurance Ltd. (the “Company”), entered into an amended and restated joint venture and investment management agreement (the “TPRE Agreement”) with Third Point Reinsurance Company Ltd. (“TP Re”), Third Point LLC (“Third Point”) and Third Point Advisors LLC (“TP GP”) (as the context requires, TP Re and TP GP, together with any other party admitted in the future as a participant, the “Participants”, and each a “Participant”) pursuant to which the parties created a joint venture (as the context requires, the “Joint Venture”) whereby Third Point will manage the assets of TP Re and TP GP in accordance with the terms and subject to the conditions set forth in the Agreement. The Agreement will be effective as of December 22, 2016.

In addition, on June 22, 2016, Third Point Reinsurance (USA) Ltd. ( “TP Re USA”), entered into an amended and restated joint venture and investment management agreement (the “TP Re USA Agreement” and, together with the TPRE Agreement, the “Agreements”) with Third Point Reinsurance (USA) Holdings Inc. (“TP Re USA Holdings”), Third Point and TP GP (as the context requires, TP Re USA, TP Re USA Holdings and TP GP, together with any other party admitted in the future as a participant, the “Participants”, and each a “Participant”) pursuant to which the parties created a joint venture (as the context requires, the “Joint Venture”) whereby Third Point will manage the assets of TP Re USA, TP Re USA Holdings and TP GP in accordance with the terms and subject to the conditions set forth in the TPRE Agreement. The TP Re USA Agreement has substantially similar terms to the Agreement, except as noted in the below description. The TP Re USA Agreement will be effective as of December 22, 2016.

The following is a summary of the material terms of the Agreements:

Term

Each Agreement has an initial term ending on December 22, 2021, subject to automatic renewal for additional successive three-year terms unless a party notifies the other parties in writing on or before the June 22nd prior to the end of a term that it wishes to terminate such Agreement at the end of such term.

Performance Allocation

Under each Agreement, the Joint Venture has established one or more capital accounts to which capital contributions, withdrawals, net profit and net loss will be allocated in respect of each Participant. At the end of each fiscal year, a performance allocation (equal to 20% of the net profit allocable to the capital account of each Participant) will be reallocated to the capital account of TP GP from the capital account of each other Participant, provided that a performance allocation will not be made with respect to such capital account until such capital account has recouped the amount of any unrecouped net capital loss in its loss recovery account (as described below). If a Participant withdraws all or a portion of its capital account other than at the end of a fiscal year, the performance allocation accrued and attributable to the portion withdrawn will be debited against such Participant’s capital account and credited to TP GP’s capital account at the time of withdrawal.

Under each Agreement, Third Point is required to maintain a loss recovery account in respect of each Participant. Thereafter, for any fiscal year, the loss recovery account balance shall be the sum of all prior year net loss amounts allocated to the Participant and not subsequently offset by prior year net profit amounts allocated to such Participant, provided that the loss recovery account balance shall be reduced proportionately to reflect any withdrawals made by such Participant. TP GP may waive or reduce the performance allocation, in its sole discretion. Third Point and TP GP may elect, at the beginning of each fiscal year to restructure the performance allocation as a performance fee to Third Point with the same terms as the performance allocation.

Management Fee

Pursuant to each Agreement, Third Point is entitled to receive a monthly payment in advance by TP Re or TPRE USA, as applicable, and any future Participant other than TP GP, that is equal to (i) 0.125% (1.50% annualized) of the capital account of such Participant (before accounting for any accrual of a performance allocation described in such Agreement), pro-rated for intra-month withdrawals or contributions. This payment is debited against the capital account of each relevant Participant and paid in cash to Third Point. The Management Fee will not be shares with founding investors.

Most Favored Nation

In the event that Third Point agrees terms with any existing or future investor wherein asset-based fee or performance based compensation is equal to or more favorable to such investor, TP Re, or TPRE USA, as applicable, will have the right to receive the benefit of such terms (provided it agrees to be bound by all the terms and conditions associated with such equal or more favorable terms).

Investment Guidelines

Under the Agreement, Third Point is required to adhere to the following investment guidelines relating to TP Re’s or TPRE USA’s, as applicable, managed account:

•
Composition of Investments: At least 60% of the investment portfolio will be held in debt or equity securities (including swaps) of publicly traded companies (or their subsidiaries) and governments of OECD (the Organization of Economic Co-operation and Development) high income countries, asset-backed securities, cash, cash equivalents and gold and other precious metals. Except with the prior written consent of the Company’s investment committee (the “Investment Committee”), none of the assets in the investment portfolio will be held in illiquid investments traditionally considered “venture capital” or private equity investments. In addition, no investments in third-party managed funds or other investment vehicles will be made without the consent of the Investment Committee .

•
Concentration of Investments: Other than cash, cash equivalents and United States government obligations, no single investment in the investment portfolio will constitute more than 15% of the portfolio.

•
Liquidity: Assets will be invested in such fashion that TP Re, or TPRE USA, as applicable, has a reasonable expectation that it can meet any of its liabilities as they become due. TP Re, or TPRE USA, as applicable, will review with Third Point the liquidity of the portfolio on a periodic basis.

•	Net Exposure Limits: The net position (long positions less short positions) may not exceed 1.5 times net asset value for more than 10 trading days in any 30-trading day period.

Upon written request of Third Point, the senior management of TP Re may, in exigent circumstances, permit a variation from the guidelines.

Contributions

TP Re’s, or TPRE USA’s, as applicable, capital account balance as of December 22, 2016 will be TP Re’s, or TPRE USA’s, as applicable, ending capital account balance as of the close of business on December 21, 2016. TP Re, or TPRE USA, as applicable, may elect to make additional capital contributions at the beginning of each calendar month or on specified intra-month days to the Joint Venture with the purpose of having the maximum investment exposure as may be prudent under the circumstances (as determined by TP Re’s, or TPRE USA’s, as applicable, board of directors). In addition, TP Re, or TPRE USA, as applicable, (and any other such Participant) will be required, at the end of each calendar month, to make such additional capital contributions to the Joint Venture so that, after accounting for such contribution, TP Re, or TPRE USA, as applicable, (or such other Participant, as applicable) will have the maximum investment exposure as may be prudent under the circumstances (as determined by TP Re’s board of directors, in the case of TP Re), but in no event shall less than 95% of its investable assets be invested through the Joint Venture. Notwithstanding the foregoing, if a Participant or the Company consolidates, amalgamates, or merges with or into any entity, or any entity consolidates, amalgamates or merges with or into any Participant or the Company, upon such consolidation, amalgamation, or merger, a Participant may engage, directly or indirectly, an investment manager other than Third Point to act as its investment advisor or in a similar capacity with respect to any additional capital that is raised in connection with such consolidation, amalgamation or merger; provided that Third Point shall continue to manage at least the same amount of investable assets of the surviving entity as Third Point would have managed if such Participant or the Company had not entered into such consolidation, amalgamation or merger.

In addition, each Agreement provides that TP GP will make additional capital contributions to the Joint Venture so that, at all times, the percentage obtained by dividing TP GP’s capital account by the aggregate capital accounts of all Participants is equal to at least 0.2%.

Withdrawal and Termination

TP Re, or TPRE USA, as applicable, may withdraw all or a portion of its capital account balance from the Joint Venture, either as cash or in kind (or a combination of both), in each case as determined by the Investment Committee, and effective as of any calendar month end or on any intra-month valuation date, as may be determined by TP Re, or TPRE USA, as applicable, in its sole discretion:

•
to the extent required to pay claims of cedants under such Participant’s reinsurance agreements but only to the extent other funds of such Participant are not available for such purpose; provided that a liquidity buffer of up to $10 million, or in the case of TPRE USA, up to $3 million (or such other amount as may be mutually agreed between Third Point and the Participant) shall not be considered as funds otherwise available for such purpose;

•
to the extent required to pay for reasonable operating expenses and any debt obligations as may be determined by the Investment Committee but only to the extent other funds of such Participant are not available for such purpose;

•
in connection with an exit transaction, such withdrawal to be effective no later than, and conditioned upon, the completion of (or, in the case of an exit transaction that is a liquidation or a winding down, upon approval and commencement of) the contemplated exit transaction. An exit transaction includes certain changes of control, as defined in the relevant Agreement;

•
to the extent required to directly or indirectly contribute capital to or otherwise fund any direct or indirect subsidiaries of the Company; provided that such direct or indirect subsidiary becomes party to the applicable Agreement or a similar agreement and the creation of such subsidiary will not result in a substantial reduction in assets managed by Third Point or its affiliates;

•
to the extent that net investment performance of Third Point has commencing in 2016 (a) incurred a loss in two successive calendar years and (ii) underperformed the S&P 500 Index by at least 10 percentage points for such two successive calendar years, taken as a whole, or (b) (i) incurred a cumulative loss of 10% or more during any 24-month period and (ii) underperformed the S&P 500 Index by at least 15 percentage points for such 24-month period;

•
upon the death, long-term disability or retirement of Daniel S. Loeb, or the occurrence of other circumstances in which Mr. Loeb is no longer directing the investment program of Third Point or actively involved in the day-to-day management of Third Point; and

•
to the extent required to fund a share repurchase plan under which the Company may effect purchases for cash from time to time of the Company’s common shares, which withdrawals shall be limited to, (a) during any calendar year, ten percent of the Company’s total shareholders’ equity as of the end of the immediately preceding calendar year in the aggregate and (b) $500 million in the aggregate during the initial term of the TPRE Agreement; provided that not more than $200 million shall be purchased at or over the book value of such common shares at the time of such purchase; and provided further that any shares purchased over the book value of such common shares at the time of such purchase must be approved unanimously by the disinterested members of the board of directors after consultation with Third Point. The TP Re USA Agreement does not allow TP Re USA to withdraw all or a portion of its capital balance to fund such a share repurchase plan. The TP Re USA Agreement instead allows a withdrawal to the extent required to fund a dividend payable directly or indirectly to the Company.

In the event that (1) a Participant determines a withdrawal is necessary to maintain its A.M. Best Capital Adequacy Ratio (“BCAR”) above the minimum level suggested by A.M. Best and approved by the Company’s board of directors or otherwise prevent a negative credit rating action by A.M. Best or (2) such Participant is required to diversify its assets pursuant to any law, order or regulation promulgated by any governmental authority (a “Diversification Requirement”), in each of case (1) and (2), only to the extent the disinterested members of the Company’s board of directors deem it reasonable to maintain such Participant’s then existing BCAR or financial strength rating from A.M. Best or satisfy any Diversification Requirement, as the case may be; provided that (x) TP Re will withdraw the minimum amount necessary under (1) or (2); (y) in the case of (1), such Participant will reinvest the withdrawn funds in its account managed by the Joint Venture when and if its BCAR increases above the minimum level suggested by A.M. Best and approved by such Participant’s board of directors and such reinvestment will not, in the judgment of the disinterested members of such Participant’s board of directors, either potentially lead to a negative rating action by A.M. Best or adversely affect the potential reversal of a previous negative rating action by A.M. Best and (z) if Third Point is capable of managing a portion of the assets that would otherwise be withdrawn pursuant to (1) and (2) above, then Third Point shall have the option to match any lower fee structure that has been offered to such Participant for the management of such assets, in which case such assets shall continue to be managed by Third Point in a manner consistent with the maintenance of BCAR, the requirements described in such notification from A.M. Best or any Diversification Requirement; provided, however that TP Re, or TPRE USA, as applicable, agrees to seek approval of TP Re’s, or TPRE USA’s, as applicable, board of directors for any new lines of business, material changes to the composition of lines of business or material increases in premium volume that would, independent of other factors, increase the likelihood of a Diversification Requirement.

In addition, a Participant may withdraw under the Agreement prior to the expiration of the Agreement’s term at any time following the occurrence of a “Cause Event”, which is defined as:

•	a material violation of applicable law relating to Third Point’s investment related business;

•	Third Point’s fraud, gross negligence, willful misconduct or reckless disregard of its obligations under the Agreement;

•
a material breach by Third Point of the investment guidelines or any other material breach of the Agreement, which, in either case, if such breach is reasonably capable of being cured, is not cured within a 15-day period;

•	a conviction or, a plea of guilty or nolo contendere to a felony or a crime affecting the investment related business of Third Point by certain senior officers of Third Point;

•	any act of fraud, material misappropriation, material dishonesty, embezzlement, or similar conduct relating to Third Point’s investment related business; or

•
a formal administrative or other legal proceeding before the SEC, the CFTC, the FINRA, or any other U.S. or non-U.S. regulatory or self-regulatory organization against Third Point; or certain key personnel which would likely have a material adverse effect on the Company, any of its assets or the Joint Venture.

If the Company and all of its director and indirect subsidiaries, or TPRE USA, as applicable make a complete withdrawal from the Joint Venture, in the circumstances described under “-Withdrawal” above, the respective Agreement will terminate.

If, during the term of the Agreement, Third Point discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of Third Point’s representations and warranties pursuant to the Agreement inaccurate or incomplete in any material respect, Third Point is required to provide prompt written notification to the Investment Committee and the disinterested members of the board of directors of TP Re. The intentional failure to provide such notification shall be cause for TP Re to terminate the Agreement.

Conflicts of Interest

Certain inherent conflicts of interest arise from the fact that Third Point, TP GP and their respective affiliates, owners, members, principals, officers and/or employees (collectively, the “Third Point Group”) provide investment management services to other assets for the account of a third party (and, for certain purposes, for their own account) that are invested or are available for investment in investment or trading activities (“Managed Accounts”) which may often have similar or overlapping investment objectives. While Third Point will generally provide similar recommendations to investments held by, or transactions of, the Managed Accounts, at times Third Point may provide recommendations or take action with respect to the investments held by, and transactions of, the Managed Accounts that may differ from the recommendations provided or the timing or nature of any action taken with respect to the investments held by, and transactions of, the Joint Venture, or may be detrimental to the interests of the Joint Venture, due to a variety of reasons. While the Managed Accounts often have similar or overlapping investment objectives, there can be no assurance that any Managed Accounts with similar investment objectives, programs or strategies will hold the same positions, obtain the same financing or perform in a substantially similar manner as the Joint Venture.

Third Point is not required to devote its full time to its duties under the Agreements, but must devote such amount of its time to such duties as is commercially reasonable and, in any event, such amount of time as is necessary and appropriate to conduct the affairs contemplated by the Agreements in good faith.

Certain members of the Third Point Group may from time to time be presented with opportunities to invest in situations that Third Point does not deem appropriate for the Joint Venture. In such circumstances, subject to the approval of the Chief Compliance Officer, such member(s) may be permitted to make such investment.

In addition, Third Point may determine to forego an investment on behalf of the Joint Venture, but permit employees of Third Point to invest, or offer co-investment opportunities to one or more Participants or third parties, including but not limited to situations where it determines in good faith that the amount available for the investment is greater than what Third Point reasonably believes is appropriate for investment by the Joint Venture at such time.

In executing securities transactions, Third Point may combine orders of the Joint Venture and Managed Accounts, which may at times reduce the number of securities available for purchase by the Joint Venture. Third Point is required to seek to allocate investment opportunities among the Joint Venture and the Managed Accounts in a fair and equitable manner taking into account each client’s best interests and investment objectives and restrictions. Third Point has adopted procedures to help ensure that allocations do not reflect a practice of favoring or discriminating against any client or group of clients. Joint Venture performance shall not be a factor in trade allocations. Subject to the last sentence of this paragraph, Third Point will manage the Joint Venture on a parallel pro rata basis with its Managed Accounts, employing primarily the same investment strategies, subject but not limited to each client’s varying stated investment objectives, including the amount of leverage used, investment restrictions and tax considerations. Consequently, when possible, client orders in the same security will be generally placed on an aggregated basis and allocated proportionately (taking into account leverage and such other factors described above) to each of the Joint Venture and the Managed Accounts participating therein. Third Point may, however, increase or decrease the amount of securities allocated to an account to avoid holding odd-lot shares for particular clients. In the case of aggregated orders, if all such orders are not filled at the same price, the Joint Venture and each Managed Account will participate at the average share price for all Third Point’s transactions in that security on a given day, and transaction costs will be shared pro-rata based on each of the Joint Venture’s and the Managed Accounts’ participation in the transaction. Third Point or its affiliates may, in the future advise other funds or separately managed accounts that do not participate with the Joint Venture on a pro rata basis.

When allocating expenses, Third Point must first determine whether such expenses are the Joint Venture’s “own” expenses and therefore are to be borne by the Joint Venture or whether such expenses are expenses of Third Point to be borne by Third Point. These determinations will necessarily be subjective and may give rise to conflicts of interest between the interests of the Joint Venture and the interests of Third Point, who might otherwise bear such expenses. From time to time, Third Point will also be required to make determinations regarding whether certain expenses should be borne solely by the Joint Venture or in conjunction with one or more Managed Accounts.

Monthly, and at times intra-month, as Third Point may deem necessary in its sole discretion, Third Point is required to execute rebalancing trades (based on monthly performance and cash inflows and outflows) to maintain to the extent practicable parity in the portfolio composition of the Joint Venture and the Managed Accounts, taking into account various factors including account leverage, investment restrictions and tax considerations. In order to effect a rebalancing, Third Point will purchase or sell securities or other investments for the Joint Venture while at the same time Third Point is selling or purchasing the same investments for one or more of the Managed Accounts. Transactions between the Joint Venture and Managed Accounts are for cash consideration at (i) the current market price of the particular securities if effected on the open market or (ii) the close of business market price for the particular securities on the day of the transaction if not effected on the open market.

Principal trades are to be effected by Third Point in compliance with the Investment Advisers Act of 1940, as amended. Every principal trade shall require the prior written consent of disinterested members of the board of directors of TP Re under the TPRE Agreement. Every principal trade shall require the prior written consent of disinterested members of the board of directors of the Company under the TPRE USA Agreement. In the event that it may be advantageous to establish arrangements under which particular investments are held by the Joint Venture or a Managed Account, while the economic benefits and risks of such investments are shared by the Joint Venture and the Managed Accounts, which arrangements may entail the creation of special purpose vehicles, derivative contracts and other mechanisms for sharing risk and reward, then Third Point will establish such arrangements only where there is no reasonable alternative, will seek to ensure that all such arrangements result in a fair and equitable sharing of risk and reward (taking into consideration any financing or other incremental costs), and will obtain approval from the Investment Committee for such arrangement.

In addition, to the fullest extent permitted by law, except as otherwise expressly provided, (i) whenever a conflict of interest exists or arises between Third Point or any of its affiliates, on the one hand, and the Joint Venture or any of the Participants on the other hand, or (ii) whenever the applicable Agreement or any other agreement provides that Third Point must act in a manner which is, or provide terms which are, fair and reasonable, Third Point must resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.

In selecting brokers or dealers to execute transactions, Third Point will use soft dollars, which is the commission generated from a trade or other financial transaction between TP Re or TPRE USA, as applicable, and Third Point. Subject to its best-execution obligations, Third Point need not solicit competitive bids and does not have an obligation to seek the lowest available brokerage commissions, mark-ups or other compensation (collectively, “Commissions”). It is not Third Point’s practice to negotiate “execution only” Commissions; thus, the Joint Venture may be deemed to be paying for research and other services provided by the broker or brokers which are included in the Commissions. Research and related services furnished by brokers will be limited to services that constitute research and brokerage services within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Section 28(e)”). Accordingly, research and related services may include, but are not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts, as well as invitations to attend conferences, meetings or discussions with management teams, security analysts, industry consultants and economists; financial or industry publications; statistical and pricing services, along with hardware, software, data bases and other technical, technological and telecommunication services, lines and equipment utilized in the investment management process, including any updates, upgrades, modifications, maintenance, repairs, replacements, modernizations or improvements thereof. Soft dollar items may be provided directly by brokers and dealers, by third parties at the direction of brokers or purchased on behalf of the Joint Venture with credits or rebates provided by brokers. If “soft dollars” are generated by virtue of the activities of the Joint Venture, Third Point shall be permitted to use such “soft dollars” to pay for soft dollar items used by any of the Managed Accounts, thereby benefitting the investors in such Managed Accounts over the Joint Venture, which may have indirectly paid for such “soft dollars”. With respect to brokerage and research services obtained by the use of Commissions that also assist Third Point in performing other functions that do not provide it with lawful and appropriate assistance in making investment decisions (such as accounting, recordkeeping or administrative services) (“Mixed Use Services”), Third Point is required to make a reasonable allocation of the cost of such service according to its use and use Commissions to pay only for the eligible component that falls under the Section 28(e) safe harbor. Third Point may have a conflict of interest when determining the allocation of Mixed Use Services between those services that primarily provide assistance in making investment decisions on behalf of its clients and those that primarily benefit Third Point. The use of Commissions to obtain such other services that may be outside of the parameters of Section 28(e) will be paid for by Third Point in hard dollars.

Expenses

Third Point is responsible for its own overhead expenses, including salaries, benefits, rent, information technology, bonuses and other overhead.

Except in certain circumstances described in each Agreement, the expenses to be paid by the Joint Venture will be borne by the Participants pro-rata in accordance with the balance in their respective capital accounts. Notwithstanding the foregoing, unless otherwise approved in writing by the Investment Committee, to the extent the aggregate amount of the expenses payable by the Joint Venture for any fiscal year (excluding, for the avoidance of doubt, (i) any use of “soft dollars” in accordance with such Agreement, (ii) any indemnification payments made pursuant to such Agreement and (iii) with respect to each Participant other than TP GP, an amount per month equal to 0.125% (an annual rate of 1.50%) of the Capital Account of such Participant (calculated before accounting for any accrual of the Performance Allocation), prorated for intra-month withdrawals or contributions, if any (the “Third Point Share Payments”)) exceed the product of (a) 0.0125 and (b) the average net assets of the Joint Venture (calculated as the average of the net assets determined as of each calendar month end) for such fiscal year, Third Point will reimburse the amount of such excess.

Indemnification

To the fullest extent permitted by law, each Participant will (generally pro-rata in proportion to such Participant’s capital account) indemnify, defend and hold harmless Third Point and its members, affiliates, managers, directors, officers and employees (each, a “Covered Person”) from and against losses and expenses that are incurred by any Covered Person directly or indirectly resulting from the performance of Third Point’s obligations under the applicable Agreement. The foregoing indemnification rights apply only to the extent that the losses for which indemnification is sought do not arise out of the Covered Person’s fraud, reckless disregard, willful misconduct, gross negligence, a material breach of the applicable Agreement (unless, if such breach is reasonably capable of being cured, such material breach is cured within 15 days of the date on which Third Point receives a notice of such material breach from a Participant) or violation of Law as each such action is finally determined by a court of competent jurisdiction (“Disabling Conduct”). Notwithstanding the foregoing, the Participants shall have no obligation to indemnify any Covered Person for any losses arising out of or related to (i) any unsuccessful claim or action initiated by Third Point against a Participant (excluding counterclaims) or (ii) any disputes among any Covered Persons.

Third Point will indemnify and hold harmless each of the Participants against any losses and expenses caused by: (i) any misstatement or omission of material fact contained in a filing made by or on behalf of a Participant under the Exchange Act or other federal law or other public disclosure or other applicable law in so far as such losses and expenses arise out of or are based upon any written information provided by Third Point regarding the Participants or the Joint Venture expressly for use in such filing or other public disclosure, to the extent (and only to the extent) that such misstatement or omission of a material fact contained in such filing occurs in reliance upon and in conformity with the written information furnished by Third Point; (ii) Third Point’s Disabling Conduct.

Copies of the Amended and Restated Joint Venture and Investment Management Agreements are attached as Exhibit 10.1 and 10.2 and incorporated herein by reference herein. The foregoing description of the Amended and Restated Joint Venture and Investment Management Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such documents.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Amended and Restated Joint Venture and Investment Management Agreement, dated as of June 22, 2016, by and among Third Point Reinsurance Ltd., Third Point Reinsurance Company Ltd., Third Point LLC and Third Point Advisors LLC

10.2
Amended and Restated Joint Venture and Investment Management Agreement, dated as of June 22, 2016, by and among Third Point Reinsurance (USA) Ltd., Third Point Re (USA) Holdings Inc., Third Point LLC and Third Point Advisors LLC

Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: (i) limited historical information about the Company; (ii) fluctuation in results of operations; (iii) more established competitors; (iv) losses exceeding reserves; (v) downgrades or withdrawal of ratings by rating agencies; (vi) dependence on key executives; (vii) dependence on letter of credit facilities that may not be available on commercially acceptable terms; (viii) potential inability to pay dividends; (ix) inability to service the Company’s indebtedness; (x)

limited cash flow and liquidity due to indebtedness; (xi) unavailability of capital in the future; (xii) fluctuations in market price of the Company’s common shares; (xiii) dependence on clients’ evaluations of risks associated with such clients’ insurance underwriting; (xiv) suspension or revocation of reinsurance licenses; (xv) potentially being deemed an investment company under United States federal securities law; (xvi) potential characterization of Third Point Re and/or Third Point Reinsurance Company Ltd. as a passive foreign investment company; (xvii) future strategic transactions such as acquisitions, dispositions, merger or joint ventures; (xviii) dependence on Third Point to implement the Company’s investment strategy; (xix) termination by Third Point of the investment management agreements; (xx) risks associated with the Company’s investment strategy being greater than those faced by competitors; (xxi) increased regulation or scrutiny of alternative investment advisers affecting the Company’s reputation; (xxii) Third Point Reinsurance Ltd. potentially becoming subject to United States federal income taxation; (xxiii) potentially becoming subject to United States withholding and information reporting requirements under the Foreign Account Tax Compliance Act provisions; (xxiv) changes in Bermuda law or other regulation that may have an adverse impact on the Company's operations; and (xxv) other risks and factors listed under “Risk Factors” in our most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2016	THIRD POINT REINSURANCE LTD. /s/ J. Robert Bredahl
	Name:	J. Robert Bredahl
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amended and Restated Joint Venture and Investment Management Agreement, dated as of June 22, 2016, by and among Third Point Reinsurance Ltd., Third Point Reinsurance Company Ltd., Third Point LLC and Third Point Advisors LLC

10.2
Amended and Restated Joint Venture and Investment Management Agreement, dated as of June 22, 2016, by and among Third Point Reinsurance (USA) Ltd., Third Point Re (USA) Holdings Inc., Third Point LLC and Third Point Advisors LLC